UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 22, 2020

Date of report (Date of earliest event reported)

GENPREX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38244	90 - 0772347
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Trinity Street, Suite 3.322, Austin, TX		78712
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 537-7997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GNPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities.

From May 22, 2020 through May 28, 2020, certain institutional investors exercised warrants to purchase an aggregate of 5,451,725 shares of common stock of Genprex, Inc. (the “Company”) at an exercise price of $0.46 per share which warrants were acquired by such investors pursuant to the Company’s May 2018 and November 2019 private placements.  In addition, designees of the placement agent from the Company’s November 2019 registered direct offering and concurrent private placement cashlessly exercised warrants to purchase an aggregate of 139,710 shares of the Company’s common stock at an exercise price of $0.50 per share.

The issuances described above were made pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided in Section 4(a)(2) thereof and/or Regulation D thereunder.

Item 8.01 Other Events.

Press Release

On May 28, 2020, the Company issued a press release announcing the receipt of $2.5 million in cash from the exercise of warrants. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 28, 2020, issued by Genprex, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENPREX, INC.

Date: May 28, 2020	By:	/s/ Ryan Confer
Ryan Confer
Chief Financial Officer (Principal Financial Officer)